                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 16th day of June, 1997 (the "Effective Date") by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the "Company") and JACK B. SPENCER, an individual ("Spencer").

                                   BACKGROUND
                                   ----------

     A. The Company wishes to employ Spencer as the Company's Chief Operating Officer and Chief Financial Officer ("COO/CFO") in accordance with and subject to the terms and conditions set forth in this Agreement.

     B.  Spencer wishes to be so employed.

                                   AGREEMENT
                                   ---------

     1.   EMPLOYMENT.  The Company hereby engages and employs Spencer in the
          ----------
  capacity of COO/CFO as of the Effective Date. The Company's Board of Directors (the "Board") may also provide such additional designations of title to Spencer as the Board, in its discretion, may deem appropriate. Spencer agrees to perform the executive duties and functions customarily associated with the offices of COO/CFO and as specified from time to time by the Board.


     Except for legal holidays, vacations and absences due to temporary illness, Spencer shall devote his time, attention and energies to the business of the Company on a full-time basis. Spencer represents and warrants to the Company that he is under no restriction, limitation or other prohibition to perform his duties as described herein.

     2.   CONDITIONS OF EMPLOYMENT.
          ------------------------

          (a)    Term.  The term of this Agreement shall commence on the
                 ----
     Effective Date hereof and shall continue for a period of two (2) years thereafter unless earlier terminated as provided herein. Notwithstanding the foregoing, the "Change in Control" provisions of Section 6 hereof shall survive termination or expiration of this Agreement.

          (b)    With Cause.  The Company may, at any time, discharge Spencer
                 ----------
     "with cause", whereupon his employment shall terminate immediately upon the giving of written notice of such discharge. As used in this Agreement, the term "with cause" shall mean, (i) the conviction of any crime involving dishonesty or resulting in imprisonment without the option of a fine, (ii) the continuing material non-observance or the material breach by Spencer of any of the material provisions of this Agreement after due written notice to Spencer from the Board specifying with particularity the nature of such non-observance or breach, or (iii) the continuing neglect, failure or refusal of Spencer to carry out the duties properly assigned to him after due written notice to Spencer from the Board specifying with particularity the nature of such neglect, failure or refusal.

          (c)    Without Cause.  The Company may terminate Spencer "without
                 -------------
     cause" at any time prior to the 91st day after the Effective Date hereof.

          (d)    Disability.  If Spencer shall at any time be incapacitated or
                 ----------
     prevented by illness, injury, accident or other circumstances beyond his control ("incapacity") from discharging his duties pursuant to this Agreement for a total of 60 days or more in any 120 consecutive day period, the Company may by notice in writing to Spencer given at any time so long as the incapacity shall continue: (i) discontinue payment in whole or in part of Spencer's base salary on and from such date as may be specified in the notice until the incapacity shall cease; or (ii) (whether or not payment shall already have been discontinued as aforesaid) terminate this Agreement forthwith or on such date as may be specified in the notice. Subject to the foregoing, Spencer's base salary shall, notwithstanding the incapacity, continue to be paid to Spencer in accordance with the provisions of this Agreement in respect of the period of incapacity prior to such discontinuance or termination.

          (e)    Death.  If Spencer dies prior to the expiration of the term of
                 -----
     this Agreement, the compensation due him from the Company under this Agreement shall be the amount which Spencer would be paid if permanently disabled, and shall be paid to his executors, administrators, heirs, personal representatives, successors, and assigns.


     3.   COMPENSATION.
          -------------


          (a)    Salary.  Spencer's initial salary level shall be at the rate of
                 ------
     $125,000 per annum. This salary level will be reviewed at least annually by the Board, but will not be reduced without Spencer's prior written consent.

          (b)    Options.  As of the Effective Date, the Company has granted to
                 -------
     Spencer Three Hundred Thousand (300,000) Incentive Stock Options ("ISOs") pursuant to the Company's 1995 Stock Option Plan (the "Option Plan"). The Company represents and warrants that the Option Plan has been duly approved by the Company's shareholders. The exercise price for all of the ISOs (the "Exercise Price") shall equal one hundred percent (100%) of the fair market value ("FMV") of the Company's common stock on the Effective Date. Spencer may exercise vested ISOs at any time after six (6) months from the Effective Date and on or prior to the earlier of (i) the fifth (5th) anniversary of the Effective Date, or (ii) ninety (90) days after termination of Spencer's employment. Subject to Sections 5(c) and 6(m)(v) hereof, the ISOs shall vest in accordance with the following vesting schedule (with a view toward complying with the limitations set forth in Section 422A of the Internal Revenue Code, as amended):

              VESTING DATE                     NUMBER OF ISOs (CALCULATION)
----------------------------------------    -----------------------------------
*  91 days after the Effective Date             ($100,000 / Exercise Price)

*  First Anniversary of the Effective           ($100,000 / Exercise Price)
   Date
*  Second Anniversary of the Effective          ($100,000 / Exercise Price)
   Date
*  January 1, 2000                          All remaining unvested ISOs (if any)

                 In the event the foregoing calculations result in a fractional ISO amount, the number of vested ISOs shall be rounded down to the nearest
                                                       ----
whole number.

          (c)    Vacation.  Spencer shall receive four (4) weeks paid vacation
                 --------
     each year which shall be taken in accordance with the Company's vacation policy, or from time to time at the option of Spencer. Spencer shall also receive all the paid holidays observed by the Company.

          (d)    Insurance.  The Company shall, at its expense, provide Spencer
                 ---------
     and his immediate family with comprehensive medical insurance coverage at least comparable to the coverage provided to the Company's other executive officers. The Company shall also maintain Directors and Officers (D&O) insurance which shall cover Spencer with reasonable coverages and policy limits. The Company shall further provide, at its expense, "key-man" Accidental Death Insurance with a face value of One Million Dollars ($1,000,000) to be divided equally between the Company, on the one hand, and Spencer's designated beneficiary or estate, on the other hand. Spencer represents and warrants that, for purposes of securing such "key-man insurance", he is not aware of any medical condition that would cause the insurance premiums to be materially higher than for a normal male of his age.



          (e)    Expense Reimbursements and Allowances.  Spencer shall be
                 -------------------------------------
     reimbursed for all reasonable out-of-pocket expenses in accordance with the Company's established policies applicable to executive officers. In this regard, the Company will reimburse Spencer for all travel-related expenses, including without limitation all travel to and from his home in Louisiana. The Company shall also provide a car allowance of Five Hundred Dollars ($500) per month to defray the cost of business automobile expense.

          (f)    Indemnification.  The Company shall indemnify Spencer, to the
                 ---------------
     maximum extent then permitted by applicable law, from and against any and all claims, actions, suits, losses, fines, judgments, interest, costs and expenses (including without limitation actual attorney's fees and disbursements) arising out of or relating to Spencer's actions or omissions as an officer, director (if ever applicable) or employee of the Company and/or any affiliate of the Company and/or as a trustee or fiduciary of any plan, trust or other program established by the Company. This Section 3(f) shall survive termination or expiration of this Agreement.

          (g)    Attorney's Fees.  Upon execution and delivery hereof, the
                 ---------------
     Company shall pay to Spencer full reimbursement of the attorney's fees and disbursements incurred by Spencer in the preparation, negotiation, execution and delivery of this Agreement.

     4.   CONFIDENTIALITY.  Spencer agrees to hold in confidence and not
          ---------------
disclose, publish or disseminate to any third party any of the company's trade secrets or proprietary information. This section 4 shall survive termination or expiration of this agreement. Spencer agrees further to execute the company's standard form confidentiality agreements if their terms are customary and reasonable.


     5.   SEVERANCE.  Except in the context of a "change in control" wherein the
          ---------
amount and nature of spencer's severance arrangements shall be solely and exclusively governed and controlled by section 6 hereof (and this section 5 shall have no relevance), the following severance arrangements are agreed to by the parties.

          (a)    90-Day Provision.  The Company and Spencer may each
                 ----------------
     unilaterally terminate this Agreement and Spencer's employment, with or without cause, at any time upon written notice on or prior to the 90th day after the Effective Date ("90-Day Termination"). In the event of a 90-Day Termination, no severance pay shall be due or payable to Spencer.

          (b)    With Cause.  In the event the Company terminates this Agreement
                 ----------
     and Spencer's employment "with cause" pursuant to Section 2(b) hereof, no severance pay shall be due or payable to Spencer.

          (c)    Without Cause.  In the event that, after 90 days from the
                 -------------
     Effective Date, the Company terminates Spencer's employment "without cause," Spencer's ISOs shall immediately vest, Spencer's insurance benefits shall be continued for six (6) months, and Spencer shall be entitled to six
     (6) months' severance pay (payable on termination). The Company shall, however, have no further obligation to pay any other salary, bonus, accrued vacation or other amounts attributable to the period after termination of this Agreement.

          (d)    Disability/Death.  No severance pay shall be due or payable in
                 ----------------
     the of Spencer's employment termination as a result of his death or as a result of his incapacity (as defined in Section 2(d)) hereof.

     6.   CHANGE IN CONTROL PROVISIONS.
          ----------------------------

          (a)    Survival.  The provisions of this Section 6 shall (i) survive
                 --------
     this Agreement and shall continue one (1) day past termination of Spencer's employment, and (ii) only become effective upon a "Change in Control," as defined below. No termination or expiration of this Agreement shall limit, alter or otherwise affect Spencer's continuing rights hereunder with respect to the benefits and rights afforded to him as provided herein.

          (b)    Background.  The Company believes that because of its position
                 ----------
     in the industry, financial resources and historical operating results there is a possibility that the Company may become the subject of a Change in Control (as defined below), either now or at some time in the future.

                 The Company believes that it is in the best interest of the Company and its respect to any pending or threatened Change in Control of the Company and to assure that the Company will have the continued dedication and availability of Spencer, notwithstanding the possibility, threat or occurrence of a Change in Control. The Company believes that these goals can best be accomplished by alleviating certain of the risks and uncertainties with regard to Spencer's financial and professional security that would be created by a pending or threatened Change in Control and that inevitably would distract Spencer and could impair his ability to objectively perform his duties for and on behalf of the Company. Accordingly, the Company believes that it is appropriate and in the best interest of the Company and its shareholders to provide to Spencer compensation arrangements upon a Change in Control that lessen Spencer's financial risks and uncertainties and that are reasonably competitive with those of other corporations.

                 With these and other considerations in mind, the Board has authorized the Company to enter into these arrangements with Spencer to provide the protections set forth herein following a Change in Control.

          (c)    Purpose.  The purpose of these arrangements is to provide that,
                 -------
     in the event of a "Change of Control" (as defined in Paragraph (e) below), Spencer shall become entitled to receive certain additional benefits, as described herein, in the event of his termination.

          (d)    Notice of Termination; Date of Termination.
                 ------------------------------------------

                 (i) Any termination of Spencer's employment by the Company or by Spencer shall be communicated by a written notice to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement that is applicable and is being relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                 (ii)     "Date of Termination" shall mean:

                          (x) If Spencer's employment is terminated pursuant to Section 2(d) hereof because of his "incapacity," the date specified in the Notice of Termination;

                          (y) If Spencer' employment is terminated by Spencer pursuant to Paragraph (k) of this Section 6, the date specified in the Notice of Termination; and

                          (z) If Spencer's employment is terminated for any other reason, the date specified in the Notice of Termination.

          (e)    Change in Control.  As used in this Agreement, the phrase
                 -----------------
     "Change in Control" shall mean:


                 (i) Except as provided by Paragraph (iii) hereof, the acquisition by any person, entity or "group", within the meaning of
          Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or

                 (ii) Individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (as of the Effective Date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company's shareholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                 (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company with any other person, entity or corporation, other than

                          (y) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than sixty percent (60%) of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such merger or consolidation, or

                          (z) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, entity or group (other than any employee benefit plan of any of the Company) acquires beneficial ownership of forty percent (40%) or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company outstanding immediately after such merger or consolidation; or

                 (iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of such Company's assets .

          (f)    Effect of a Change in Control.  In the event of a Change of
                 -----------------------------
     Control, Paragraphs (g) through (n) of this Section 6 shall become applicable to Spencer.


          (g)    Voluntary Resignation.
                 ----------------------

                 In the event that Spencer's employment with the Company terminates as a result of his voluntary resignation for other than "Good Reason" (as defined in Paragraph (k) below), Spencer shall be entitled to no "Severance Payment" (as defined in Paragraph (l) below) and no additional benefits (as provided in Paragraph (m) below). For purposes of this Agreement, the term "voluntary resignation" shall not include a resignation which is tendered by Spencer pursuant to the request of the Company's Board or management ("Management"). A resignation tendered pursuant to the request of the Board or Management shall, for purposes of this Agreement, be deemed and treated as an involuntary termination and Spencer's entitlement to the Severance Payment and additional benefits as described in Paragraphs (l) and (m) below shall depend upon whether the Board's request was based on "cause" (as defined in Section 2(b) hereof) or was not based on "cause."

          (h)    Involuntary Termination for Cause/Disability/Death.
                 --------------------------------------------------

                 In the event that Spencer's employment with the Company is terminated by the Company "with cause" (as defined in Section 2(b) hereof), as a result of Spencer's "incapacity" (as defined in Section 2(d) hereof, or as a result of his death, Spencer shall not be entitled to the Severance Payment or additional benefits described in Paragraphs (l) and (m) below. (The preceding sentence shall not, however, prohibit or prevent Spencer from accepting severance pay or benefits if and to the extent the Company determines, in its sole discretion, to make severance pay or benefits available.)

                 If Spencer's employment shall be properly terminated with cause or as a result of his "incapacity" or death, the Company shall pay Spencer (or his estate) his full salary, accrued benefits, and other amounts legally owing to Spencer through the Date of Termination. The Company shall thereafter have no further obligations to Spencer (or his estate) under this Section 6.

          (i)    Involuntary Termination Without Cause.
                 --------------------------------------

                 In the event that Spencer's employment with the Company is terminated by the Company without cause following, or within four (4) months prior to, a Change in

     Control, Spencer shall be entitled to the Severance Payment and additional benefits described in Paragraphs (l) and (m) below.

          (j)    Voluntary Retirement.
                 --------------------

                 For purposes of this Agreement, "Retirement" shall mean termination of Spencer's employment, with his voluntary consent, in accordance with the Company's retirement policy (including early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established with respect to him with Spencer's voluntary consent.

                 In the event of Spencer's voluntary Retirement, the Company shall have no obligation to make or provide the Severance Payment or additional benefits described in Paragraphs (l) and (m) below.

          (k)    Termination of Employment by Spencer For Good Reason.
                 ----------------------------------------------------

                 (i) Spencer may terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" will exist if any one or more of the following occur:

                          (v) Failure by the Company to honor any of its material obligations under this Agreement; or

                          (w) Any purported termination by the Company of Spencer's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph (d) above and, for purposes of this Agreement, no such purported termination shall be effective; or

                          (x) Failure to elect or reelect or otherwise to maintain Spencer to or in the office or the position (or a substantially equivalent office or position) in the Company that Spencer held as of the date hereof, or the removal of or failure to reelect Spencer as a Director of the Company, if Spencer shall have been a Director of the Company immediately prior to such removal or failure to reelect; or

                          (y) Spencer's overall compensation or perquisites are reduced or adversely modified in any material respect, or Spencer's authority or duties are materially changed, in either case without the prior and voluntary written consent of Spencer, which change is not fully remedied within ten (10) calendar days after receipt by the Company of written notice from Spencer identifying such change(s). For purposes of this Agreement, Spencer's authority or duties shall be conclusively considered to have been "materially changed" if, without Spencer's express and voluntary written consent, there is any substantial diminution or adverse modification in Spencer's title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel); or

                 (z) A change in circumstances significantly affecting Spencer's position, including without limitation a change in the scope of the business or other activities for which he was responsible as of the Effective Date of this Agreement, and, as a result thereof, Spencer has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position held by Spencer as of the date hereof, which situation is not fully remedied within ten
          (10) calendar days after written notice to the Company from Spencer of such determination.

          (iii) In the event of termination of employment by Spencer for Good Reason following, or within six (6) months prior to, a Change in Control, Spencer shall be entitled to the Severance Payment and additional benefits as described in Paragraphs (l) and (m) below.

     (l)  Severance Payment.
          -----------------

          (i)    If Spencer's employment is terminated following, or within six
     (6) months prior to a Change in Control, as a result of an involuntary termination without cause, Spencer's termination of employment for Good Reason, or as a result of any other reason except for Spencer's voluntary resignation (as set forth in Paragraph (g) above), Spencer's voluntary Retirement (as set forth in Paragraph (j) above) or Spencer's death or "incapacity" (as set forth in Section 2(d) hereof), then Spencer's termination shall be deemed to be a "Qualifying Termination." In the event of a Qualifying Termination, the Company shall be obligated to make the "Severance Payment" to Spencer. For purposes of this Agreement, the "Severance Payment" shall equal (y) one-half ( 1/2) of Spencer's "Compensation" if the Change in Control and Qualifying Termination both occur within nine (9) months of the Effective Date hereof, and (z) one and one-half (1-1/2) times Spencer's "Compensation" in the event either the Change in Control or the Qualifying Termination occur at any time after the nine month anniversary of the Effective Date hereof. Spencer shall be entitled to receive the Severance Payment in a cash lump sum within five
     (5) calendar days after the later of Spencer's Date of Termination or the date of the Change in Control.

          (ii) For purposes of this Agreement, Spencer's "Compensation" shall equal the sum of (1) Spencer's highest annual salary rate with the Company within the three-year period ending on Spencer's Date of Termination, plus
     (2) the "Bonus Increment." The Bonus Increment shall equal the annualized average of all bonuses and incentive compensation payments other than stock options paid or payable to Spencer during the three-year period immediately before Spencer's Date of Termination under all of the Company's bonus and incentive compensation plans or arrangements.

          (iii) In lieu of a cash lump sum, Spencer may, in his sole discretion, elect to receive the Severance Payment in equal annual installments over three (3) years (or such lesser number of years as Spencer may elect). Such installments shall be paid to Spencer on each anniversary of Spencer's Date of Termination, beginning with the first such anniversary and continuing on each such anniversary thereafter until fully paid. Such election to receive the Severance Payment in installments may be made and/or revoked by Spencer at any time prior to the termination of his employment by providing written notice to the Board of such election. Any such election by Spencer to receive the Severance Payment in installments that has been made and not revoked prior to Spencer's termination shall, effective the date of such termination, be irrevocable and binding on all parties hereto.

          In the event that at the time of Spencer's Qualifying Termination there is not in effect an election by Spencer to receive the Severance Payment in installments, such Severance Payment shall be paid to Spencer in a single cash lump sum. In the event that Spencer has made an appropriate election to receive the Severance Payment in annual installments, and Spencer becomes entitled to such Severance Payment as provided in this Agreement, then such Severance Payment, to the extent at any time unpaid and/or deferred, shall be deemed to bear interest at the base or prime rate in effect from time to time as publicly announced by Bank of America NT&SA (the "Prime Rate"). Accrued interest shall be due and payable together with each annual installment of the Severance Payment.

          (m)    Additional Benefits.
                 -------------------

          (i) In the event of a Qualifying Termination, the Company agrees and covenants that Spencer and his dependents shall be entitled to continue to participate in all benefit programs which had been made available to Spencer before the Qualifying Termination including without limitation, any and all medical insurance, dental insurance, vision insurance, life insurance, disability insurance, retirement and/or pension plans and other benefit programs of the Company and/or its affiliates. These programs shall be continued for the benefit of Spencer and his dependents at no cost to Spencer or his dependents, except to the extent of Spencer's income tax payable thereon because tax rules require the inclusion of the value of such benefits in Spencer's income. The programs shall be continued in the same way and at the same level as immediately prior to the Qualifying Termination, and shall continue for the benefit of Spencer and his dependents for eighteen (18) months (the "Benefit Period"). In the event that participation in any such plan or program is barred or unavailable for any reason, the Company shall arrange to provide Spencer and his dependents, at the expense of the Company, with benefits substantially comparable to those which he and his dependents were entitled to receive under such plans and programs as were in effect immediately prior to the time of the Qualifying Termination.


          (ii) In the event of a Qualifying Termination, Spencer or his successors may, at the expense of the Company, utilize the reasonable services of accountants and attorneys of his or their choice for assistance in interpreting and enforcing this Agreement as well as for preparation of his tax returns for the year of the Qualifying Termination and for each other year all or any portion of which is included within the Benefit Period.

          (iii) In the event of a Qualifying Termination, Spencer shall be entitled, at the expense of the Company, to "Automobile Benefits" during the entire term of the Benefit Period. For purposes hereof, "Automobile Benefits" shall include a $500 per month allowance to defray automobile expenses and costs.

          (iv) In the event any perquisite or benefit enjoyed by Spencer or his dependents is reduced or eliminated within six (6) months before a Qualifying Termination, then for all purposes of this Agreement, the perquisite or benefit as was in effect prior to such reduction or elimination shall be deemed to have been in place immediately prior to the Date of Termination.

          (v) In the event of a Qualifying Termination, all of Spencer's unvested stock options and equity-based incentives shall immediately vest and be fully exerciseable.

     (n)  Indemnification for Golden Parachute Excise Tax.
          -----------------------------------------------

          (i) In the event that it shall be determined that any payment, benefit or distribution provided, or to be provided, by the Company (or by any person whose actions result in a Change in Control or any person affiliated with the Company or such person) to or for the benefit of Spencer under the terms of this Agreement, or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person), would be subject to any excise tax imposed pursuant to
     Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision of state law (an "Excise Tax"), the Company agrees that it will promptly pay or cause to be paid to Spencer, in addition to any other payments made or required to be made pursuant to the terms of this Agreement, an additional amount in cash (a "Gross-Up Payment") equal to the sum of (i) the amount of such Excise Tax plus (ii) all Attributable Taxes and Penalties. For purposes of this Agreement, "Attributable Taxes and Penalties" means all taxes, interest and penalties, including, without limitation, any federal, state and local income taxes and any Excise Taxes, which become payable by Spencer as a result of the receipt of the Gross-Up Payment or the assessment of any Excise Tax against Spencer. It is intended that under this provision the Company will indemnify Spencer in such a manner that Spencer shall not suffer any loss or expense by reason of the assessment of any Excise Tax or the reimbursement of Spencer for payment of any such Excise Tax.

          (ii) In determining the amount of any Gross-Up Payment payable pursuant to Paragraph (i) above, Spencer shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local taxes at the highest marginal rates of taxation for such year in the state and locality of Spencer's residence. For such purposes, federal income taxes shall be determined net of the maximum reduction in such federal income taxes that could be obtained from the deduction of such state and local taxes.

          (iii) Within 30 days after Spencer's Date of Termination, a mutually agreed upon nationally recognized accounting firm (the "Accounting Firm"), shall make a determination as to whether any Excise Tax should be reported and paid by Spencer for any period or periods by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person). If the Accounting Firm determines that any Excise Tax should be reported and paid by Spencer, the Accounting Firm shall also determine the amount of such Excise Tax and the amount of the Gross-Up Payment required to be paid to Spencer by the Company with respect to such Excise Tax. In such event, the Company shall, within five (5) business days after such determination, pay or cause to be paid to Spencer the amount of the Gross-Up Payment with respect to the Excise Tax as determined by the Accounting Firm, and Spencer shall report and pay the Excise Tax as so determined. If the Accounting Firm determines that no Excise Tax should be reported and paid by Spencer, it shall furnish Spencer with its opinion that there is substantial authority not to report any Excise Tax, and Spencer shall prepare and file his tax returns in accordance with such advice until such time as the Internal Revenue Service (the "IRS") or any applicable state taxing authority shall notify Spencer that such manner of reporting is improper. The Company shall be responsible for all fees and expenses connected with the determinations by the Accounting Firm pursuant to this Paragraph (n).

          (iv) In the event that Spencer is at any time required to pay any Excise Tax (or any interest or penalties with respect to any Excise Tax) in addition to any amount determined pursuant to Paragraph (iii) by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change in Control or any person affiliated with the Company or such person), within five (5) business days after Spencer notifies the Company of such required additional Excise Tax (or additional interest or penalties) the Company shall pay or cause to be paid to Spencer a Gross-Up Payment determined with respect to such additional Excise Tax (and any such additional interest and penalties). In the event that Spencer receives any refund of any Excise Tax with respect to which Spencer has previously received a Gross-Up Payment hereunder, Spencer shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

          (v) Spencer agrees to notify the Company in a timely manner in the event of any audit or other proceeding by the IRS or any state taxing authority in which the IRS or the state taxing authority asserts that any Excise Tax should be assessed against Spencer and to cooperate with the Company (at the Company's sole cost and expense) in contesting any such proposed assessment with respect to such Excise Tax (a "Proposed Assessment"). Spencer agrees not to settle any Proposed Assessment without the consent of the Company. If, however, Spencer's tax liability for any year cannot be finally resolved principally by reason of a failure to settle a Proposed Assessment, Spencer may demand that the Company settle the Proposed Assessment. If the Company does not settle the Proposed Assessment, or does not consent to allow Spencer to settle the Proposed Assessment, within ten (10) days following such demand, the Company shall indemnify and hold harmless Spencer (i) with respect to any additional interest and/or penalties that Spencer is required to pay by reason of the delay in finally resolving Spencer's tax liability and (ii) with respect to any taxes, interest and penalties that Spencer is required to pay by reason of any indemnification payment under this Paragraph.

     (o)  Non-Exclusivity of Rights.
          --------------------------

          Nothing in this Agreement shall prevent or limit Spencer's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies. Amounts which are vested benefits or which Spencer is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of any termination shall be payable in accordance with such plan or program except as otherwise provided herein.

     7.   MISCELLANEOUS.
          -------------

          (a)    No Assignment.  Neither party may assign this Agreement without
                 -------------
     the prior written consent of the other.

          (b)    Complete Agreement.  This Agreement contains the entire
                 ------------------
     agreement of the parties with respect to the subject matter hereof and supersedes all previous oral and written agreements and all contemporaneous oral negotiations, commitments, writings and understandings.

          (c)    Counterparts.  This Agreement may be executed in one or more
                 ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d)    Governing Law.  This Agreement shall be governed by, and
                 -------------
     construed in accordance with, the internal laws of the State of California.

          (e)    Modifications and Waivers.  No waiver or modification of this
                 -------------------------
     Agreement shall be binding unless it is in a writing signed by both parties hereto.

          (f)    Severability.  In the event any provision or provisions of this
                 ------------
     Agreement is or are to be held invalid, the remaining provisions of this Agreement shall not be affected thereby.

          (g)    Legal Fees.  If any legal action, arbitration or other
                 ----------
     proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach or default in connection with this Agreement, the successful or prevailing party shall be entitled to recover all of its costs incurred in such action or proceeding, including without limitation its actual attorneys' fees and disbursements, in addition to any other relief to which it may be entitled.

          (h)    Construction.  The language of this Agreement shall be
                 ------------
     construed simply and according to its fair meaning, and shall not be construed for or against any party hereto as a result of the source of its draftsmanship.

          (i)    Notices.  All notices and other communications required or
                 -------
     permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt hereof. Notices and other communications served by mail shall be deemed given hereunder seventy-two (72) hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to the receiving party at the address set below such party's signature hereon, or at such other address as such party has designated in a written notice given as provided herein.

          (j)    Arbitration.  Any controversy or claim arising out of or
                 -----------
     relating to this Agreement, or an alleged breach of this Agreement, shall be settled by arbitration administered by JAMS/ENDispute, and judgment on the award rendered by the arbitrator(s) may be entered in the Superior Court in and for the County of Los Angeles, California. In case of a dispute, any party may commence arbitration by giving written notice to the others of its desire to do so. Each party hereto agrees that service of process for an arbitration proceeding will be deemed completed when a notice of another party's desire to arbitrate is received by such party. Each party hereby agrees that any such arbitration shall be held in the County of Los Angeles, California and consents to the jurisdiction of the Superior Court in and for the County of Los Angeles for entering of any judgment. The arbitrator shall have authority equal to that of a Superior Court Judge to grant equitable relief in an action pending in Los Angeles County Superior Court in which all parties have appeared. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with California law. Should any party fail to pay fees as required, any other party may advance the same and shall be entitled to a judgment from the arbitrator in the amount of such fees plus interest. Any award issued by the arbitrator shall bear interest at the judgment rate in effect in the State of California from the date determined by the arbitrator.

          (k)    Notices.  Any notice or communications required or permitted to
                 -------
     be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or as such other addresses the party addressed may have substituted by notice pursuant to this Section:

          (i)    If to the Company:
                                           Vitafort International Corporation
                                           1800 Avenue of the Stars, Suite 480
                                           Los Angeles, California 90067
                                           Attn:  President

          (ii)   If to Spencer:

                                           Jack B. Spencer
                                           3 Edward Place
                                           Hammond, Louisiana 70401

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.


            "COMPANY"                                   "SPENCER"

VITAFORT INTERNATIONAL CORPORATION                   JACK B. SPENCER

By:                                        By:
   -------------------------------             ---------------------------
       Mark Beychok, President                       Jack B. Spencer